                                                                    EXHIBIT 10.4

                       SECURED INTERMEDIATE-TERM EQUIPMENT
                       FINANCING LOAN SUBSTITUTE AGREEMENT
                                  ("AGREEMENT")

ILLUMINET, INC. ("Borrower"), a Delaware corporation located at 4501 Intelco Loop S.E., Olympia, WA 98507, hereby applies to RURAL TELEPHONE FINANCE COOPERATIVE ("RTFC"), a South Dakota cooperative association, pursuant to the terms of this Agreement dated as of August 14, 1996, for a loan in the amount of one million fifty-two thousand six hundred thirty two dollars ($1,052,632) (the "Commitment"). This Agreement is made in substitution of and lieu of the original Unsecured Intermediate-Term Equipment Financing Loan Agreement ("Original Equipment Agreement") (WA 800-E-01), dated as of August 30, 1995, made by and between U.S. Intelco Networks, Inc. and RTFC. The balance as of July 30, 1996 was $1,001,985.49. This Agreement should not be, nor is it deemed to be, a novation of the indebtedness evidenced by the Original Equipment Agreement. In consideration of the mutual premises hereunder and other valuable consideration the receipt and sufficiency of which is hereby acknowledged, RTFC and Borrower agree to the following terms and conditions:

1. TERM AND PURPOSE. RTFC agrees to make advances to the Borrower pursuant to the terms of this Agreement ("Advances") in an amount not to exceed the Commitment or such lesser amount as may be approved by RTFC in accordance with the terms and conditions hereof. RTFC shall not be obligated to make any Advances hereunder after two years from the date hereof (the "Termination Date"). All amounts outstanding hereunder shall be due and payable on August 30, 2000 (the "Maturity Date"). The Borrower agrees that all Advances hereunder shall be used solely for the purpose of (i) financing the purchase and installation of new hardware and related software to support Borrower's Line Information Data Base operation and other RTFC approved items; and (ii) purchasing a Subordinated Capital Certificate ("SCC").

2. REQUISITIONS. The Borrower shall give RTFC such prior notice of requests for Advances as RTFC may require. Requisitions shall be supported by work orders, purchase invoices and such other matters that RTFC may require from time to time.

3. INTEREST RATES, AMORTIZATION BASIS DATE AND PAYMENTS. Each Advance will be initially made at the Variable Rate (as defined herein). The Borrower unconditionally promises and agrees to pay, as and when due, interest on all amounts advanced hereunder from the date of each Advance and to repay all amounts advanced hereunder with interest on or before the Maturity Date. Interest and principal shall be due and payable quarterly on the first day of each January, April, July and October, commencing on the first such date after such initial Advance. RTFC shall invoice the Borrower at least five days prior to the due date of any such payment. The principal will amortize based on a schedule determined by RTFC using the level debt service method and based on the Variable Rate in effect on the date of the first Advance.

        All amounts shall be payable at RTFC's main office at Woodland Park, 2201 Cooperative Way, Herndon, Virginia 20171-3025 or at such other location as designated by RTFC from time to time. At RTFC's option, all payments shall be applied first to any late-payment charge or fees due, then to interest accrued to the date of such payment, and then to the reduction of principal balance outstanding. Any prepayments shall be applied, at RTFC's option, in inverse order of the principal payments due.

                a. Variable Rate. The "Variable Rate" on all Advances shall mean the long-term variable rate established by RTFC from time to time plus twenty-five (25) basis points. Interest will be computed on the basis of a year of 365 days. The interest rate will be adjusted as determined from time to time by RTFC, provided that no such adjustment may be effective on a date other than the first day of any month, and will remain in effect until a subsequent change in rate occurs.

                b. Conversion to Fixed Rate. The Borrower may convert to a Fixed Rate (defined herein) for any portion or all of the principal amount of the Commitment then outstanding at any time provided RTFC offers a Fixed Rate at such time for such amounts and for similarly classified loans. The "Fixed Rate" shall be the fixed rate as is available and in effect for similarly classified loans at the time Borrower's election to convert to such fixed rate plus twenty-five basis points. The Fixed Rate shall apply to such amounts converted until a date determined by RTFC and agreed to by Borrower (the "Adjustment Date"). Upon notice given by the Borrower five business days prior to such Adjustment Date, Borrower may elect to reset the interest rate to such Fixed Rate as is available and in effect at the time of such Adjustment Date. Such reset Fixed Rate shall apply to that portion of the outstanding principal balance of the loan elected to have a Fixed Rate from the Adjustment Date until a new Adjustment Date or the Maturity Date. If Borrower does not elect to reset the Fixed Rate, the Variable Rate shall apply to the outstanding principal balance of the loan that had been bearing interest at the Fixed Rate prior to such Adjustment Date, from such Adjustment Date to the Maturity Date. Interest at the Fixed Rate shall be computed on the basis of a 360-day year.

                c. Conversion from Fixed Rate to Variable Rate. The Borrower may convert from a Fixed Rate to the Variable Rate only on an Adjustment Date.

4. RTFC ACCOUNTS. RTFC shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from each Advance made from time to time and the amounts of principal and interest payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts (whether stored on computer memory, microfilm, invoices or otherwise) shall be presumptive evidence of the existence and amounts of the Borrower's transactions therein recorded.

5. CORPORATE AND REGULATORY APPROVALS. Borrower represents that it has obtained any and all necessary corporate and regulatory approvals for Borrower to execute and perform pursuant to this Agreement.

6. REPORTS. Borrower agrees to deliver to RTFC, promptly upon their becoming available, a copy of (i) the annual audit report prepared by Borrower or the annual report prepared by the Borrower's parent corporation, USTN Holdings, Inc., which shall include consolidated and consolidating financial statements on USTN Holdings, Inc. and each of its subsidiary companies, subsequent to the submission of this Agreement and (ii) any reports which RTFC reasonably requests during the term of this Agreement.

7. FEES. If any amount outstanding and due hereunder shall not be paid when due, Borrower agrees to pay on demand RTFC's reasonable costs of collection or enforcement of this Agreement, or preparation therefor, including reasonable fees of counsel. If payment of any amount due under the terms of this Agreement is not received at RTFC's office in Herndon, Virginia, or such other location designated by RTFC within five (5) business days after the due date thereof (such unpaid amount being herein called the "delinquent amount," and the period beginning after such due date and ending on the date of payment in full of the delinquent amount and applicable late payment charges being herein called the "late-payment period"), Borrower will pay to RTFC, on demand, in addition to all other amounts due under the terms of this Agreement, any late-payment charge as may then be in effect pursuant to RTFC's then current policy on the delinquent amount for the late payment period without setoff or counterclaim. Notwithstanding the foregoing, the maximum late-payment charge shall not exceed an amount equal to the Prevailing Bank Prime Rate (as defined herein) plus three percent per annum on the delinquent amount computed over the late-payment period on the basis of a 365-day year. The "Prevailing Bank Prime Rate" shall be that current rate published in the "Money Rates" column of the Eastern edition of the Wall Street Journal.

8. NOTICES, ACCELERATION OF DEBT AND WAIVERS. While any amount hereunder is outstanding, Borrower agrees to notify RTFC of any delinquency or default on any of its financial obligations, any material adverse change in its financial or business condition and if any representation or warranty made in this Agreement has become untrue in any respect having a material adverse effect on the financial condition or business of the Borrower. RTFC may declare at any time all outstanding amounts hereunder immediately due and payable in full with accrued interest, without presentment or demand, and may withhold advances of funds upon occurrence of any of the following: (i) any delinquency or default in payment of any sum due the Lender under the Agreement; (ii) a court shall enter a decree or order for relief with respect to Borrower or any subsidiary or guarantor in an insolvency or bankruptcy or appoint a receiver, liquidator, trustee or similar official and such order remains in effect for a period of ninety (90) days; (iii) Borrower or any subsidiary shall commence a voluntary case under bankruptcy, insolvency or similar law or consent to the appointment of a receiver, liquidator, or trustee; (iv) the dissolution or liquidation of Borrower or subsidiary or guarantor or failure to forestall or remove any execution, garnishment or attachment of such consequence as to impair its ability to continue business and such execution, garnishment or attachment shall not be vacated within thirty (30) days; or (v) any other event as a result of which any holder of indebtedness of the Borrower may declare the same due and payable shall occur and continue for more than any applicable grace period.

        If any representation or warranty herein shall become untrue in any material respect, or Borrower shall fail to comply with any term of this Agreement or if the financial condition of Borrower shall have changed to the extent that such change in the reasonable judgement of RTFC, materially increases RTFC's risk hereunder, then RTFC may withhold advances of funds. The Borrower waives the defense of usury and all rights to setoff, counterclaim, deduction or recoupment.

9. SURVIVAL OF REPRESENTATION, WARRANTIES AND PAYMENT OBLIGATIONS. Borrower agrees that the representations and warranties made in this Agreement shall survive the making of Advances hereunder. Any unsatisfied payment obligation hereunder shall survive the maturity and cancellation of this Agreement.

10. PREPAYMENT AND RESCISSION. Subject to any prepayment or rescission premium or fee that RTFC may have in effect, Borrower may prepay and/or rescind any portion of this loan (i) at any time if the loan is bearing interest at the Variable Rate; and (ii) only on an Adjustment Date if the loan is bearing interest at the Fixed Rate.

11. ADDITIONAL INDEBTEDNESS. While any amount hereunder is outstanding and unless otherwise disclosed in writing to RTFC, Borrower agrees that it will not, without prior written consent of RTFC: (i) make distributions of cash or stock to its stockholders; or (ii) create, incur, assume, guarantee or otherwise become obligated for any additional indebtedness, other than to RTFC, except that the Borrower may borrow against another loan previously approved by RTFC.

12. REPRESENTATIONS. Except as set forth in writing and attached hereto, Borrower represents and warrants as of the Date of Application and on the date of each and every Advance hereunder that:

        (a) The Borrower has and will meet all material obligations and be in material compliance with all instruments under which it is bound and that all information submitted in support of this Agreement is true, complete and correct in all material respects;

        (b) There has been no material adverse change in the Borrower's business or financial condition from that set forth in its most recent financial statements provided to RTFC;

        (c) The Borrower has no outstanding loans from sources other than RTFC;

        (d) The Borrower is not in default in any material respect of any of its obligations and no litigation is pending or, to Borrower's knowledge, threatened, which would have a material adverse impact on the Borrower's ability to perform under this Agreement; and

        (e)     The Borrower has no lines of credit with any other lenders.

13. SUBMISSIONS. Borrower submits the following documents in support of this Agreement (if not previously received by RTFC):

        (a) Borrower's or Borrower's parent corporation's, USTN Holdings, Inc., most recent CPA audit report prepared by independent certified public accountants; and

        (b) Prior to the first Advance, an opinion of counsel, in form and substance satisfactory to RTFC.

14. EQUITY CERTIFICATE. Prior to or with the first Advance, Borrower shall purchase a SCC in an amount equal to 5% percent of the Commitment. If the SCC is purchased with Borrower's general funds, it shall cost N/A. If the SCC is purchased with the first Advance hereunder, it shall cost $52,632.00. The SCC will amortize annually (after the earlier of the loan being fully advanced or the Termination Date) so that the SCC shall be equal to 5% of the outstanding principal loan balance.

15. CONSENT TO PATRONAGE CAPITAL DISTRIBUTIONS. Borrower hereby consents that the amount of any distributions with respect to Borrower's patronage which are made in written notices of allocation (as defined in Section 1388 of the Internal Revenue Code of 1986, as amended ("Code") including any other comparable successor provision) and which are received from RTFC will be taken into account by Borrower at their stated dollar amounts in the manner provided in Section 1385(a) of the Code in the taxable year in which such written notices of allocation are received.

16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

17. SEVERABILITY. If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

18. SETOFF. RTFC is hereby authorized at any time and from time to time without prior notice to the Borrower to exercise rights of setoff or recoupment and apply any and all amounts held, or hereafter held, by RTFC or owed to the Borrower or for the credit or account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing hereunder. RTFC agrees to notify the Borrower promptly after any such setoff or recoupment and the application thereof, provided that the failure to give such notice shall not affect the validity of such setoff, recoupment or application. The rights of RTFC under this section are in addition to any other rights and remedies (including other rights of setoff or recoupment) which RTFC may have.

19. ASSIGNMENT. RTFC may assign its rights and obligations under Agreement without the consent of the Borrower; provided, however, that no such assignment shall result in terms or conditions less favorable to the Borrower. The Borrower may not assign any of its rights and obligations under this Agreement without the prior written consent of RTFC.

20. CHANGE OF CONTROL. Borrower covenants that it will not, directly or indirectly, without the prior written consent of RTFC, alter or permit alteration of control of the Borrower. Control shall be as defined by regulations for telephone companies issued by the Federal Communications Commission ("FCC") from time to time.

21. INTEGRATION. This Agreement and the matters incorporated by reference contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein, shall be valid and binding. No amendment or waiver to this Agreement shall be valid and binding except if in writing and signed by both parties.

22. HEADINGS. The headings and sub-headings contained in this Agreement are intended to be used for convenience only and do not constitute part of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                        ILLUMINET, INC.

(SEAL)

                                        By:
                                           -------------------------------------
                                                VP-Finance and Treasurer

Attest:
       --------------------------
       Assist. Secretary


                                        RURAL TELEPHONE FINANCE COOPERATIVE

(SEAL)

                                        By:
                                           -------------------------------------
                                              Assistant Secretary-Treasurer

Attest:
       --------------------------
       Assistant Secretary-Treasurer

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        ILLUMINET, INC.

(SEAL)

                                        By:
                                           -------------------------------------
                                                 Chief Executive Officer

Attest:
       --------------------------
        Secretary

                                        RURAL TELEPHONE FINANCE COOPERATIVE

(SEAL)

                                        By:
                                           -------------------------------------
                                            Assistant Secretary-Treasurer

Attest:
       --------------------------
       Assistant Secretary-Treasurer